Exhibit 99.1

Letter Agreement

November 22, 2005

VIA HAND DELIVERY

Sriram Sivaram
Active Power, Inc.
2128 W. Braker Lane
Austin, TX  78758

Re:    Letter Agreement & Release

Dear Sriram:

          As a result of your voluntary resignation, which has been accepted by the Company, your employment as Vice President of Sales and Service of Active Power, Inc. (the “Company”) will end on January 31, 2006 (“Employment End Date”).

           Please note, from today through the Employment End Date (the “Transition Period”) you will remain an employee of the Company and receive salary and benefits.  You will also continue to vest in your options.

1.

Consideration.  In consideration of your promises, performance under this Agreement and for the achievement of certain objectives set forth below, the Company will pay you a one time payment (the “Cash Payment”) (less applicable taxes) on March 15, 2006 (the “Payment Date”) as follows:

1)

The achievement of a certain annual revenue target for the Company’s 2005 fiscal year, as officially audited and reported to the SEC.  The payment for this objective shall be based on the highest of the annual revenue targets achieved, and is not cumulative.

•	$19.0 million - $100,000
•	$18.0 million - $75,000
•	$17.1 million - $50,000

2)

The successful hiring of a qualified Vice President or Director of Sales for Europe for the Company prior to the Employment End Date.  Such qualification to be determined in the sole discretion of the Company.

	•	$12,500

3)

The successful hiring of a qualified Vice President or Director of Sales for the Americas for the Company prior to the Employment End Date.  Such qualification to be determined in the sole discretion of the Company.

	•	$12,500

In the event that objectives 2) and/or 3), listed above, are achieved prior to the Employment End Date, the Company agrees to pay the respective amounts on the next regularly scheduled pay day following the achievement of the objective.

On the Payment Date you agree to sign a release in substantially the form set forth in paragraph 2 of this letter agreement and such release shall be a condition to your receipt of the Cash Payment.

2.

Complete Release.  On behalf of yourself and your heirs and assigns, you hereby completely release the Company, and the Company’s, affiliates, divisions, subsidiaries, predecessors, shareholders, partners, officers, directors, employees, attorneys and agents (collectively, the “Releasees”) from any and all claims and from any and all causes of action of any kind or character, whether known or unknown, which you may have or may claim to have against the Releasees, or any of them, including, but not limited to, all claims or causes of action arising out of your employment with the Company, the termination of such employment, or any actions or omissions occurring prior to or during such employment.  This includes, but is not limited to, any claims arising out of any contract, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence of any of the Releasees), and any federal, state, local, or other governmental statute, regulation, or ordinance, including without limitation, the Texas Labor Code, Chapter 21; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act; the Equal Pay Act, as amended; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act, as amended; the Family Care and Medical Leave Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; and any state law regarding fair employment practices, payment of wages, or any other law affecting the employment relationship.  By entering into this agreement, neither you nor the Company admit any liability or wrongdoing.  You agree that you are not releasing any claims you may have under the Age Discrimination in Employment Act that may arise after this agreement is executed.

3.

Consulting.  Between February 1, 2006 and June 30, 2006 (the “Consulting Period”) you agree and promise to make yourself available to the Company, for up to 40 hours per month, for consulting to assist the Company with the transition in the Sales department.  Such consultation shall include, but not be limited to, providing information concerning previous, current or future sales leads or opportunities.  You will be paid $12,000 per month during the Consultant Period and will continue to receive health insurance benefits.  You will also continue to vest in your options.  During the Consulting Period you will not be entitled to receive any other benefits.  You will enter into a Consulting Agreement in the Company’s standard form.

In the event that you obtain employment with another person or entity during the Consulting Period, Active Power shall prorate its monthly consulting payment for the month in which you obtained your new employment and be released from its requirement to make any future monthly consulting payments.  Your health insurance benefits will cease and your stock options will cease vesting on the date on which you obtain your new employment.

4.

Non-Disclosure.  Except as required by law, you agree not to disclose to any individual or entity (other than your attorney, tax advisor, or spouse, if any, who shall be informed of and bound by this confidentiality provision) the existence or terms of this agreement.

5.	Non-Disparagement. You agree to refrain from any defamation, libel or slander of the Company or tortious interference with the contracts and relationships of the Company.

6.

Severability, Governing Law, and Entirety.  The provisions of this agreement are severable.  If any provision is held to be invalid or unenforceable, it shall not affect the validity or the enforceability of any other provision.  This agreement shall, in all respects, be interpreted, enforced and governed under the laws of the State of Texas applicable to contracts executed and performed in Texas without giving effect to conflicts of law principles. You agree that any disputes or litigation that may arise with respect to this Letter Agreement shall be brought and prosecuted in Travis County, Texas, and you agree to waive any objections to the location of such disputes or litigation, including, but not limited to objections based on forum non conveniens. This is the entire agreement between you and the Company and it replaces any prior agreements or understandings, except any agreements relating to confidentiality such as the Proprietary Information and Nondisclosure Agreement of Dec. 27, 2002.  You and the Company agree that neither you, nor the Company, nor the Company’s agents have any authority to change the terms of this Agreement, unless such change is made in a writing that is signed by both you and the Company.

7.

If you decide to accept and sign this agreement, you will have seven (7) days in which to revoke your acceptance.  You understand that any such revocation will not be effective unless you deliver a written notice of such revocation to Active Power, Inc., c/o Brian Duff, Human Resources Director, 2128 W. Braker Lane, BK 12, Austin, Texas 78758, no later than the close of business on the seventh day after you sign this agreement.  You also understand that the payment described above will not be paid until the seven days have elapsed without your having revoked your acceptance of this agreement.

YOU UNDERSTAND THAT YOU HAVE THE RIGHT TO DISCUSS ALL ASPECTS OF THIS AGREEMENT AND COMPLETE RELEASE WITH AN ATTORNEY OF YOUR CHOICE PRIOR TO EXECUTING THIS AGREEMENT.  BY YOUR SIGNATURE BELOW, YOU AGREE THAT YOU HAVE EXERCISED THIS RIGHT TO THE EXTENT YOU DESIRED, THAT YOU HAVE HAD A SUFFICIENT PERIOD OF TIME TO REVIEW THIS AGREEMENT, THAT YOU FULLY UNDERSTAND THIS AGREEMENT, AND THAT THIS AGREEMENT IS MADE KNOWINGLY AND VOLUNTARILY.

          We wish you the best of luck in your future endeavors and appreciate the service you have provided to the Company.

Very truly yours,

ACTIVE POWER, INC.

By:	/s/ Joseph F. Pinkerton, III

Name:	Joseph F. Pinkerton, III
Title:	Chairman of the Board and
Chief Executive Officer

By executing this Letter Agreement, I hereby agree to the provisions hereof.

ACCEPTED AND ACKNOWLEDGED:

/s/ Sriram Sivaram

Sriram Sivaram